                    DNAPRINT/MARK SHRIVER CONSULTING CONTRACT

This Consulting Contract Agreement (this "Agreement") is made and entered into as of June 12, 2002 (the "Effective Date") by and between DNAprint genomics, a
Utah corporation, (hereinafter "DNAPRINT") and Mark Shriver (hereinafter
"CONSULTANT").

Recitals

DNAPRINT is the patent owner of certain SNP markers and methods, and desires to collaborate with CONSULTANT to develop a kit product that could be used to infer
Ancestry Admixture Ratios in individual human beings.

CONSULTANT is the inventor of certain compositions and methods useful for determining Ancestry Admixture Ratios in individual human beings. CONSULTANT is also the owner of certain DNA samples collected from individuals of various ancestries, and of certain rights therein. CONSULTANT wishes to commercialize his compositions and methods.

NOW, THEREFORE, in consideration of these premises, as well as the obligations herein made and undertaken, the parties hereto do hereby agree to develop a diagnostic kit for the inference of Ancestry Admixture Ratios in individual human beings. The goals of the PROJECT will be

1) To create a panel of Ancestry Informative Markers (AIMs) that can be accurately, specifically and sensitively used to infer the relative ancestral admixture ratios in individuals, with respect to a list of target ancestral groups. Definitions of adequate accuracy, specifically, sensitivity, and target groups will be determined jointly by DNAPRINT and
   CONSULTANT.

2) To evaluate the panel for fitness as a commercial product for immediate development.

3) To obtain a license from a third party manufacturer that will allow
   DNAPRINT to efficiently commercialize the product.

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4) To commercialize the product.

5) To provide customer support for the product.

1. SERVICES

        1.1 Provision. CONSULTANT will provide DNAPRINT with DNA samples. DNAPRINT will score genotypes for a panel of Ancestry Informative Markers
            (AIMs) agreed to by both parties. DNAPRINT will transfer this data to
            CONSULTANT. DNAPRINT will provide all necessary consumables, labor and equipment for determining and transferring these genotypes. CONSULTANT will provide all necessary labor and expertise necessary for evaluating these genotype scores. Both parties will contribute towards effecting the following plan:

                1.1.1   DNAPrint will genotype all AIMs, in groups of 12, in
                        multiplex. Analyzing the AIMs using DNAPRINT's UHT machine, a single UHT plate of 12 AIMs for 384 individuals at a time.
                        Data will be made for all DNAPRINT and CONSULTANT AIMs
                        together on a single panel of individuals from several
                        target populations, for example African, African-American,
                        European, European-American, Native American, Hispanic, East
                        Asian and South Asian heritage.

                1.1.2   CONSULTANT will evaluate the Admixture proportions and the ability to classify individuals of each ancestral group.

                1.1.3   DNAPRINT and CONSULTANT will define a minimum and optimum
                        set of AIMs necessary for achieving product goals.

                1.1.4   DNAPRINT will modify CONSULTANTS existing computer software programs with the intent of commercializing them to achieve the goals of the project.

                1.1.5   DNAPRINT and CONSULTANT will test the "product" with blind classifications for a selection of individuals representing the target groups used to generate allele frequencies in
                        1.1.1 above.

                1.1.6   DNAPRINT will commercialize the product that results (if
                        any). DNAPrint will arrange for mass-production of the
                        plastics and chemicals necessary for use of the kit.

                1.1.7   CONSULTANT will assist DNAPRINT in providing customer
                        support for the product produced by writing documentation
                        for the method and software and outlining procedures for
                        troubleshooting.

2. TERMS

        2.1. Exclusivity. CONSULTANT agrees that DNAPRINT is the exclusive beneficiary of his expertise, services, compositions and methods related to the goals of the project during the term of this agreement.
             DNAPRINT agrees that CONSULTANT is the company's exclusive CONSULTANT for the PROJECT, and that it will not enter into similar relationships with others during the term of this agreement.

        2.2. Payment.

                2.2.1.  DNAPRINT will provide CONSULTANT with quarterly payments of $4,000 and 50,000 shares of restricted stock for the term of this contract.

                2.2.2.  DNAPRINT will provide CONSULTANT with 5,000 shares of restricted stock for each $10,000 in net sales that are
                        realized over the life of the products that are generated as a result of this collaboration. In the event of sale of
                        DNAPRINT during the term of this agreement to a party that elects to continue the project/product, CONSULTANT will be paid with shares of the purchasing party using the same
                        stock conversion ratio as used for the purchase. In the
                        event of sale of DNAPRINT during the term of this agreement to a party that does not continue the project under the
                        terms herein, or within one year after the termination date of this agreement, CONSULTANT will be provided with 50% of the proportional that proportion of company value of the
                        company based on attributed by the net present value of the product(s) created though the efforts of this PROJECT, as of the day of the payment.

        2.3. Transfer. DNAPRINT will physically or electronically transfer data to
             CONSULTANT and CONSULTANT will physically or electronically transfer samples, software and data in a manner agreed upon by both parties.

        2.4. Expenses. All travel expenses incurred by the CONSUTANT required to support this collaboration will be paid by DNAPRINT. All planned travel expenses will be pre-approved by the management of DNAPRINT

3. CONTINUATION, TERM and TERMINATION.

        3.1. Services. The term of the agreement is 2 years. After this term, the
             Agreement shall renew for consecutive two year terms unless terminated by either party prior to the expiration of a term. If DNAPRINT terminates the agreement independently, CONSULTANT continues to receive payment as specified in 2.2.2. If CONSULTANT terminates the agreement independently after the first 2 year term, CONSULTANT continues to receive payments as specified in paragraph 2.2.2.
             However, if the CONSULTANT terminates the agreement independently prior to the first two years, paragraph 2.2.2., will not apply. In either the case of independent termination by DNAPRINT or CONSULTANT, or mutual termination, payments as specified in paragraph 2.2.1. will cease after termination. Upon termination, payments as specified in paragraph 2.2.1 will be prorated given the date of termination.

        3.2. Termination. In the event that one party wishes to terminate this agreement a letter of intent will be sent to the other party as stipulated in Section 8.1. After receipt the other party has two weeks to respond in writing. One option is to request Mediation and
             Arbitration as defined in Section 7. Alternatively, the other party could agree to the termination as mutual. Upon discontinuation of the agreement, CONSULTANT will return all data directly or indirectly enabled by DNAPRINT's contribution to the project to DNAPRINT.

5. RESTRICTIONS ON USE

        5.1 CONSULTANT agrees and understands that any and all data, software improvements, methods, compositions and commercial rights are the property of DNAPRINT, and that CONSULTANT acquires no rights therein and that it can use DNAPRINT data, including any Documentation, only for legitimate scientific research as previously approved by DNAPRINT, and for no other purpose whatsoever.

        5.2 Privacy. Genotyping data is the property of DNAPRINT, and CONSULTANT may not sell, loan, disclose or present DNAPRINT data in any manner whatsoever, unless requested by or agreed to by DNAPRINT.

6. Limited Warranty; Limitation of Liability

        6.1 Limited Warranty. DNAPRINT represents and warrants to CONSULTANT that
            DNAPRINT has the authority and licenses necessary to use its equipment, compositions and methods for the goals of this project.
            CONSULTANT warrants to DNAPRINT that he is the inventor of record for the compositions and methods contributed by CONSULTANT to the project.
            DNAPRINT and CONSULTANT disclaim all other warranties, express or implied, with regard to the data, including all implied warranties of merchantability, fitness for a particular purpose, title, and non-infringement.

        6.2 Limitation on Liability. Neither party shall be liable to the other for any indirect, consequential, special or incidental damages
            (including damages for loss of business profits, business
            interruption, loss of business information, and the like) arising out of this Agreement even if such party has been advised of the possibility of such damages.

7. Mediation and Arbitration

        7.1 Mediation and arbitration approach. The parties agree to select a mutually agreeable, neutral third party to help them mediate any dispute that arises under the terms of this Agreement. Costs and fees associated with the mediation will be shared equally by the parties.

        7.2 Arbitration. If the mediation is unsuccessful, the parties agree that the dispute will be decided by binding arbitration under the rules of the American Arbitration Association. The decision of the arbitrators will be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party. The prevailing party in the arbitration proceedings will be awarded reasonable attorney fees, expert witness costs and expenses, and all other reasonable costs and expenses incurred in connection with the proceedings, unless the arbitrators for good cause determine otherwise.

8. General

        8.1 Notices. Any notice required or permitted hereunder must be in writing, and will be effective on the date of delivery when delivered personally, the next business day after dispatch when sent by Federal
            Express or other recognized overnight courier service, or the fifth business day after dispatch when sent by certified mail, postage prepaid, return receipt requested. Notices should be addressed to the other party at the address shown below or at such other address as a party may designate by ten days' advance written notice to the other party:

         DNAPRINT GENOMICS, INC.                     MARK SHRIVER.
         900 Cocoanut, Ave.                          720 Hemlock St.
         Sarasota, FL 34236                          Boalsburg, PA 16827

        8.2 Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified or amended only by a writing executed by a duly authorized representative of each party.

        8.3 Force Majeure. Neither party will be liable to the other for any failure or delay caused by events beyond such party's control, including, without limitation, sabotage, terrorism, riots, insurrections, fires, flood, storm, explosions, war or earthquakes.
            However, if such events have a material impact on the satisfaction of this Agreement, and shall continue for thirty (30) days or more, the other party shall have the option of terminating this Agreement by giving written notice of termination.

        8.4 Change in Law; Change in Circumstances. No party shall make or receive any payment or take any action under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement. If performance by either party of any term of this Agreement should be deemed illegal by any party or third party who is essential to performance of this Agreement for any such reason, either party shall have the right to require that the other party renegotiate the terms of this Agreement.

        8.5 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.
            Either party may assign this Agreement in its entirety to a successor corporation upon notice to the other party in the event of a merger or an acquisition of all or substantially all of the assets of the assigning party. This agreement between DNAPRINT and CONSULTANT will survive and insure to the benefit of the other party through any and all mergers, acquisitions, or change in ownership.

        8.6 Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Florida, without regard to its conflict of laws provisions. Application of the
            United Nations Convention on Contracts for the International Sale of
            Goods is specifically excluded.

        8.7 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision shall be replaced with a valid, enforceable provision as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement shall remain in full force and effect. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provision shall be deemed not to be a part of this
            Agreement.

        8.8 Counterparts. This agreement may be executed in any number of counterparts, all of which together will constitute one and the same instrument.

IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:

DNAPRINT GENOMICS                           CONSULTANT

By:/s/Tony Frudakis                         By:/s/Mark D. Shriver
Tony Frudakis, Ph.D.                           Mark D. Shriver, Ph.D.
CEO